                               CONSENT OF COUNSEL

     We hereby consent to the use of our name and to the references to our Firm included in Pre-Effective Amendment No. 1 to the Registration Statement of Galaxy Fund II on Form N-14 under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, respectively. This consent does not constitute a consent under section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          /S/ DRINKER BIDDLE & REATH LLP
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                                          DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania
May 15, 2001